EXHIBIT 10.92

CONSULTING AGREEMENT

This Consulting Agreement (hereinafter “Agreement”) dated as of April 1st, 2010 between PARLUX FRAGRANCES, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter “Corporation”) and CAMBRIDGE  DEVELOPMENT CORP. 74 Summit Road, Port Washington, New York 11050 (hereinafter “Consultant”), and Albert F. Vercillo (hereinafter “Vercillo”), the President of Consultant residing at [home address]. Collectively hereinafter referred to as “Parties”.

WHEREAS, Corporation, Consultant and Vercillo are parties to a Consulting Agreement with a term beginning June 1, 2005 extending through March 31, 2010 which is hereby terminated by the parties without liability to either party effective immediately upon the execution of this Agreement.

WHEREAS, the parties wish to enter into a new Consulting Agreement under revised terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual understanding set forth herein, the Parties agree as follows:

1.  Consultant’s Duties: The Corporation hereby engages the Consultant as its business and financial consultant. Subject at all times to the control and direction of the Corporation’s Chief Executive Officer, Chief perating Officer and Chief Financial Officer (hereinafter Management) and the Board of Directors (hereinafter Board), the Consultant shall have the duties as the general advisor and consultant to Management and the Board on all matters pertaining to the business and to render all other services relevant thereto. The Consultant, by Vercillo, shall perform all other duties that may be reasonably assigned to it by Management or Board provided said duties be consistent with the prestige and responsibility of Vercillo’s position. The Consultant shall, through its agents, servants and employees, devote its best efforts at all times necessary to perform its duties and to advance the Corporation’s best interests, subject to reasonable vacations. The Consultant and the Corporation acknowledge that the Consultant and its agents, servants and employees have other business interests and shall not be required to devote its exclusive time and attention to the performance of its duties hereunder.

2.  Term: Unless sooner terminated as provided in Section 7 below, this Agreement shall be for a term of one (1) year commencing as of  April 1st, 2010 and ending on March 31, 2011; provided however, that the term of this Agreement shall be automatically extended on  the same terms and conditions for a one year period and from year to year thereafter unless either the Corporation or the Consultant shall give written notice of the termination of this Agreement to the other at least three (3) months prior to the expiration of said term or extended term.

CONSULTING AGREEMENT

3.  Compensation: For all services rendered by the Consultant under this Agreement,the Corporation shall pay to Consultant as compensation the sum of $125,000 per annum, payable in 26 equal bi-weekly installments of $4,807.69.

4.  Health and Life Insurance: The Corporation shall, at no cost to the Consultant or Vercillo, provide Vercillo with the group health, dental, disability, and life insurance benefit plans of the Corporation to the extent and as set forth on Exhibit A, as such plans may exist from time to time.The Corporation acknowledges that an increase in the Consultant 's term life insurance benefit to $150,000 has been applied for, and if accepted by the insurance carrier, the Corporation will pay the increased premium during the term of this Agreement. Unless the Consultant is terminated for Cause or material breach of this Agreement.

5.  Expenses: Consultant will be reimbursed by the Corporation for all reasonable business expenses incurred by the Consultant in the performance of its duties.Said reimbursement shall be made no less frequently than monthly upon submission by the Consultant of a written request for same.

6.  Stock Options (Warrants): As additional consideration for Vercillo’s services  hereunder, the Company shall grant Vercillo 15,000 Parlux Fragrances,Inc. stock options pursuant to the Corporation’s 2007 Stock Incentive Plan (the “Plan”) regulated by the Securities and Exchange Commission ( S.E.C.). The Plan was adopted on June 20, 2007 by the Board of Directors of the Company, and on October 11, 2007, was approved by the Corporation’s stockholders at the 2007 Annual Meeting of Stockholders.

(i)
The exercise price of the stock option will be based on the closing price of the stock on April 1, 2010 indicated as the start date of this contract, as quoted by NASDAQ, in accordance with the procedures outlined in the Company’s proxy Statement for the 2007 Annual Meeting of Stockholders.

(ii)	Subject to the provision of the Plan, the stock option vests immediately.

(iii)	The Common Stock underlying the stock option has been registered pursuant to a Registration Statement on Form S-8 with the Securities and Exchange Commission

CONSULTING AGREEMENT

(iv)	Vercillo shall have five years from April 1st, 2010 to exercise part or all of the options granted to Vercillo.

The rights of Vercillo with respect to any stock option (warrant) previously granted to Vercillo shall be determined exclusively by the plans and agreements relating to the options (warrants) and this Agreement shall not affect, in any way the rights and obligations of the plans and agreements.

7.  Early Termination: The Corporation may terminate the Consultant’s relationship under this Agreement prior to the expiration of the term set forth in Section 2 above only under the following circumstances:

(i)	Death. Upon the death of Vercillo.

(ii)
Disability. If, as a result of Vercillo’s incapacity due to physical or mental illness, Vercillo having been unable to perform his duties under this Agreement for a period of three (3) consecutive calendar onths, then thirty (30) days after written notice of termination is given to Consultant (which may only be given after the end of the three (3) consecutive calendar month period) provided that Vercillo has not returned to his duties under this Agreement.

(iii)	Cause. For Cause The Corporation shall have “Cause” to terminate this Agreement upon

(a) the willful and continued failure by Consultant to substantially perform its duties under this Agreement (other than any failure resulting from Vercillo’s incapacity due to physical or mental illness) for thirty (30) days after written demand for substantial performance is delivered by the Corporation specifically identifying the manner in which the Corporation believes Consultant has not substantially performed its duties, or (b) the willful engaging by Consultant or Vercillo in misconduct (including embezzlement and criminal fraud) which is materially injurious to the Corporation, or (c) the conviction of Vercillo of a felony. For purposes of this paragraph, no act, or failure to act, by the Consultant shall be considered “willful” unless done or omitted to be done, by Consultant not in good faith and without reasonable belief that its action or omission was in the interest of the Corporation. Consultant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Consultant a copy of a resolution, duly adopted by the affirmative vote of a majority of the entire membership of the Board of Directors (Board) at a meeting of the Board called and held for such purpose (after a reasonable notice to the Consultant and an pportunity for Consultant, together with its counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Consultant was guilty of conduct set forth above and specifying the particulars of the conduct in detail.

CONSULTING AGREEMENT

(iv)
Termination by Consultant or Vercillo Consultant or Vercillo may terminate this Agreement (a) for Good Reason (as defined below) or (b) Vercillo’s health should become impaired to any extent that makes the performance of his duties under this Agreement hazardous to his physical or mental health or his life, provided that Vercillo shall have furnished the Corporation with a written statement from a qualified doctor to that effect and provided further that at the Corporation’s request and expense Vercillo shall submit to an examination by a doctor selected by the Corporation, and the doctor shall have concurred in the conclusion of Vercillo’s doctor. Consultant shall give the Corporation thirty (30) days prior written notice of its intent to terminate this agreement.

“Good Reason” means the Corporation has had a Change in Control. For purposes of this Agreement, a Change in Control means the occurrence of an event or series of events (whether or not approved by the Board) by which any person or other entity or group of persons or other entities acting in concert as determined in accordance with Section 12 (d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not applicable, together with its or their affiliates or associates shall, as a result of a tender offer or exchange offer, open market purchases, privately negotiated purchases, merger or otherwise (including pursuant to receipt of revocable proxies) (a) be or become directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 and Rule 13d-5under the Exchange Act, whether or not applicable, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire whether such right is exercisable immediately or only after the passage of time) of more than (30) percent of the combined voting power of the then outstanding common stock of the Corporation or (b) otherwise have the ability to elect, directly or indirectly, a majority of the Board.

CONSULTING AGREEMENT

(v)
Notice of Termination. Any termination of this Agreement shall communicated by written Notice of Termination to the other party of this Agreement. “Notice of Termination” means a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of the Consultant’s retention under the provision so indicated.

(v)
Date of Termination. Date of termination means (a) if the Agreement is terminated by Vercillo’s death, the date of his death, (b) if the Consultant’s retention is terminated pursuant to subsection 7(iii) (a) above,

(vi)
thirty (30) days after Notice of Termination is given provided that Vercillo shall not have returned to the performance of his duties during the thirty (30) day period, (c) if the Consultant’s retention is terminated pursuant to subsection 7(iii) (c) above, the date specified in the Notice of Termination after the expiration of any cure periods, and (d) if the Consultant’s retention is terminated for any other reason, the date on which Notice of Termination is given.

8.  Compensation Upon Termination or During Disability.

(i)
The Consultant's employment will terminate immediately upon the Executive's death.  If the Consultant becomes physically or mentally disabled so as to become unable for a period of more than three consecutive months to perform the Consultant 's duties hereunder on a substantially full-time basis, the Consultant 's employment will terminate as of the end of such three-month and this shall be considered a "disability" under this Agreement.  The Consultant agrees to submit to reasonable examination by a licensed physician selected by the Corporation to confirm existence or extent of any disability.  Such termination shall not affect the Consultant 's benefits under the Corporation's disability insurance program, if any, then in effect.

(ii)
If the Consultant’s retention is terminated for Cause as defined in subsection 7(iii), the Corporation shall pay the Consultant its compensation through the date of termination at the rate in effect at the time Notice of Termination is delivered and the Corporation shall have no further obligation to Consultant under this Agreement.

CONSULTING AGREEMENT

(iii)
If (a) in breach of this Agreement, the Corporation shall terminate the Consulting relationship other than pursuant to Sections 7(iii) (b) or 7 (iii) (c) (it being understood that a purported termination pursuant to Sections 7(iii) (b) or 7(iii) (c) which is disputed and finally determined not to have been proper shall be a termination by the Corporation in breach of this Agreement), or (b) the Consultant shall terminate the relationship for Good Reason, then

(1)The Corporation shall pay the Consultant its full compensation through the date of termination at the rate then in effect at the time Notice of Termination is given through the end of the Term;

(2)  In the event of a Change in Control as defined in Section 7(iv), the Corporation shall pay Consultant, in a lump sum, an amount equal to the annual compensation.

The Corporation shall continue to pay the premiums for the Consultant’s benefit plans as indicated on Exhibit A for a period up to 18 months, as compensation for the Consultant’s availability for consulting services as may be reasonably requested by the Company. Thereafter, if the Consultant elects to continue coverage under COBRA guidelines then in effect, the premium shall be paid in full by the Consultant.

9. Savings Clause: The determination that any provision of this Agreement is unenforceable shall not terminate this Agreement or otherwise affect the other provisions of this Agreement, it being the intention of the parties hereto that this Agreement shall be construed to permit the equitable reformation of such provision to permit the enforcement thereof; if possible, and otherwise to permit the enforcement of the remaining provisions of this Agreement as if such unenforceable provision were not included herein.

10. Notice: Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given and received on the date when personally delivered or deposited in the United States Mail, registered postage prepaid, addressed:

a.	if to the Corporation to: Mr. Federick E. Purches, Parlux Fragrances, Inc. 5900 North Andrews Avenue, Suite 500, Fort Lauderdale, FL 33309

b.	if to the Consultant or Vercillo to: Mr. Albert Vercillo, [home address].

or to such other address as the Corporation or the Consultant may  designate in writing.

CONSULTING AGREEMENT

11. Amendments: This Agreement may be amended or modified only in writing.

12. Governing Law, Dispute Resolution and Venue: This Agreement shall be governed by  and construed under the State of Florida.  If a dispute arises out of or relates to this  Agreement, or breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Process before resorting to  litigation. In the event any party to this Agreement commences any litigation proceedings or other legal action with respect to any claim arising under this Agreement, the Parties hereby  (a)  agree that any such litigation, proceeding or other legal action shall be brought exclusively in a court of competent jurisdiction located within Broward County, Florida, whether a state or federal court;  (b) agree that in connection with any such court described in clause  (a)  and to service of process upon them in accordance with the rules and statutes governing service of processor in accordance with the notice provisions contained herein; and (c) agree to waive to the full extent permitted by law any objection that they now or hereafter have to the venue of any such litigation, proceeding or action was brought in an inconvenient forum.  The Parties expressly agree that any breach of this Agreement shall be deemed to have occurred in such County.

EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBES OR COMTEMPLATED HEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

13. Entire Agreement: This Agreement constitutes the entire Agreement between the Consultant, Vercillo and the Corporation. This agreement supersedes any and all other agreements and understandings, written or oral, between the Corporation and the Consultant regarding the subject matter are merged into this Agreement and thus extinguished.

14. Survival of Covenants: Any of the provisions in this Agreement which would by their terms continue after the termination of this Agreement shall be deemed to survive such termination.

15. Assignability and Binding Effect:  This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns. This Agreement may not be assigned by either party without the written consent of the other party hereto.

CONSULTING AGREEMENT

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of thedate first written above.

PARLUX FRAGRANCES, INC.

By:	/s/ Frederick E. Purches
Frederick E. Purches,
Chief Executive Officer and Chairman of The Board

CONSULTANT CAMBRIDGE DEVELOPMENT CORPORATION

By:	/s/ Albert F. Vercillo
Albert F. Vercillo,
President and Albert F. Vercillo